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                                                                EXHIBIT 4.11



                               AMENDMENT  NO.  10

          THIS AMENDMENT NO. 10 (this "Amendment"), dated as of December 10, 1996, among United States Can Company, a Delaware corporation (the "Borrower"), the various financial institutions that are or may become parties to the Credit Agreement described hereinbelow (individually, a "Lender" and collectively, the "Lenders") and Bank of America Illinois, an Illinois banking corporation, as agent for the Lenders (in such capacity, the "Agent"), is made pursuant to
Section 9.1 of that certain Credit Agreement, dated as of April 29, 1994 (as amended or modified and in effect on the date hereof, the "Existing Credit Agreement" and, as amended or otherwise modified in this Amendment, the "Amended Credit Agreement"; capitalized terms used but not defined herein having the same respective meanings as in the Amended Credit Agreement), among the Borrower, the Lenders and the Agent.

                                  WITNESSETH:

          WHEREAS, the Borrower has requested that the Lenders amend the Existing Credit Agreement in the manner hereinafter appearing; and, subject to the terms and conditions set forth herein, the Lenders have agreed to so amend the Existing Credit Agreement;

          NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto, intending to be legally bound, hereby agree as follows:

                             ARTICLE 1. - AMENDMENT

          1.1. Section 6.2(f) of the Existing Credit Agreement is hereby amended in its entirety to read as follows:

               (f) Guaranties. The Borrower shall not, and shall not permit any of its Subsidiaries to, create or become or be liable, whether directly or indirectly, with respect to any Guaranty, except that the Borrower may incur unsecured Guaranties (I) of the obligations of the Parent under any Approved Parent Debt, (II) for the benefit of any supplier or vendor to the European Subsidiaries to secure obligations incurred in the ordinary course of business by the European Subsidiaries, and (III) for the benefit of General Electric Capital Corporation to secure obligations incurred by U.K. Can Limited for the sole purpose of financing the acquisition of real property, plant or equipment and (IV) unless otherwise permitted in clauses (I), (II) or
          (III), (i) for the benefit of the Borrower or any Subsidiary if the primary obligation is permitted by this Agreement, (ii) for the benefit of the





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          Parent or any wholly-owned subsidiary of the Parent, and (iii) for the benefit of any lessor, supplier or vendor to the Borrower or its Subsidiaries to secure obligations incurred in the ordinary course of business by the Borrower or its Subsidiaries (provided that the aggregate amount of such Guaranties described in clause (iii) outstanding at any time shall not exceed $5,000,000); provided that
          (w) each Guaranty permitted under clauses (I), (III) or (IV) shall be limited in amount to a stated maximum dollar liability, (x) the Guaranties permitted under clause (III) shall be limited in amount to a stated maximum dollar liability of $30,000,000 in the aggregate over time, (y) each Guaranty permitted under clause (II) shall be limited in amount to the aggregate purchase price of goods purchased by the applicable European Subsidiary from such supplier or vendor, and (z) after the incurrence of each such Guaranty, there would exist no Default or Event of Default. Notwithstanding anything in the foregoing sentence to the contrary, the Guaranties permitted under clauses
          (IV)(i), (ii) and (iii) above shall in all cases be limited in amount to a stated maximum dollar liability of $10,000,000 in the aggregate for the Borrower and the Subsidiaries at any one time.

                            ARTICLE 2. - CONDITIONS

          2.1. This Amendment shall become effective as of the date hereof on the date (the "Amendment Effective Date") that the Agent shall have received each of the following, in form and substance satisfactory to it:

                  (a) counterparts hereof executed by the Borrower and the Lenders;

                  (b) a certificate, dated as of the Amendment Effective Date, of the Secretary or Assistant Secretary of the Borrower as to resolutions of its Board of Directors then in full force and effect authorizing the execution and delivery of this Amendment and the incumbency and signatures of its officers signing this Amendment;

                  (c) a certificate, dated as of the Amendment Effective Date, of an authorized officer of the Borrower as to (i) no Default or Event of Default as of the Amendment Effective Date after giving effect to this Amendment, (ii) the correctness of the representations and warranties contained in the Loan Documents in all material respects as of the Amendment Effective Date after giving effect to this Amendment, (iii) no amendments or other modifications to the Borrower's Certificate of Incorporation and By-Laws having occurred since the date that the certified copies of such documents were delivered by the Borrower pursuant to Sections 4.1(b) and 4.1(c) of the Existing Credit Agreement, respectively, and (iv) the satisfaction of each of the conditions precedent contained in this Article II; and





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                  (d)      an opinion of counsel for the Borrower as to this
          Amendment and the transactions contemplated hereby, in form and substance satisfactory to the Agent.

          2.2. The Agent agrees to notify the Borrower and the Lenders of such Amendment Effective Date promptly after such Amendment Effective Date occurs.

                              ARTICLE 3. - GENERAL

          3.1. To induce the Agent and the Lenders to enter into this Amendment, the Borrower warrants to the Agent and the Lenders that: (a) the warranties contained in the Loan Documents, as amended by the Amendment, are true and correct in all material respects as of the date hereof with the same effect as though made on the date hereof; (b) after giving effect to this Amendment, no Event of Default or Default exists; (c) this Amendment has been duly authorized by all necessary corporate proceedings and duly executed and delivered by the Borrower, and the Amended Credit Agreement and each of the other Loan Documents are the legal, valid and binding obligations of the applicable Loan Party, enforceable against such Loan Party in accordance with their respective terms, except as enforceability may be limited by bankruptcy, insolvency or other similar laws of general application affecting the enforcement of creditors' rights or by general principles of equity; (d) no consent, approval, authorization, order, registration or qualification with any Governmental Authority or securities exchange is required for, and in the absence of which would adversely affect, the legal and valid execution and delivery or performance by the Borrower of this Amendment or the performance by the Borrower of the Amended Credit Agreement or any other Loan Document to which it is a party; and (e) the Agent has a first priority lien in the Collateral subject to no other liens, claims or encumbrances whatsoever other than the "Permitted Liens" (as defined in the Additional Security Agreement).

          3.2. This Amendment may be executed in any number of counterparts and by the different parties on separate counterparts and each such counterpart shall be deemed to be an original, but all such counterparts shall together constitute but one and the same Amendment.

          3.3. Except as specifically provided above, the Existing Credit Agreement and the other Loan Documents shall remain in full force and effect and are hereby ratified and confirmed in all respects. The execution, delivery, and effectiveness of this Amendment shall not, except as expressly provided herein, operate as a waiver of any right, power, or remedy of the Agent or any Lender under the Existing Credit Agreement or any of the other Loan Documents, nor constitute a waiver or modification of any provision of any of the other Loan Documents, and the Obligations shall continue to be secured in all respects by the Collateral.

          3.4. On and after the Amendment Effective Date, each reference in the Existing Credit Agreement and related documents to "Credit Agreement," "this Agreement" or





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words of like import, shall, unless the context otherwise requires, be deemed to refer to the Amended Credit Agreement.

          3.5. The Borrower agrees to pay on demand all reasonable costs and expenses incurred at any time by the Agent (including the reasonable attorney fees and expenses for the Agent, including the allocated cost of internal counsel) in connection with the preparation, negotiation, execution and administration of this Amendment and all other instruments or documents provided for herein or delivered or to be delivered hereunder or in connection herewith.

          3.6. This Amendment shall be binding upon the Borrower, the Agent, the Lenders and their respective successors and assigns, and shall inure to the benefit of the Borrower, the Agent, the Lenders and their respective successors and assigns as provided in the Amended Credit Agreement.


                               *   *   *   *   *





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          IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by their respective officers thereunto duly authorized as of the day and year first above written.


                                      UNITED STATES CAN COMPANY



                                      By:      /s/ Peter J. Andres
                                              --------------------------------
                                      Name:        Peter J. Andres
                                              --------------------------------
                                      Title:       Vice President & Treasurer
                                              --------------------------------


                                      BANK OF AMERICA ILLINOIS, AS AGENT



                                      By:     /s/ David L. Graham
                                              -------------------------------
                                      Name:       David L. Graham
                                              -------------------------------
                                      Title:      Vice President
                                              -------------------------------


                                      BANK OF AMERICA ILLINOIS, INDIVIDUALLY



                                      By:     /s/ Tracy J. Alfery
                                              -------------------------------
                                      Name:       Tracy J. Alfery
                                              -------------------------------
                                      Title:      Vice President
                                              -------------------------------


                                      THE FIRST NATIONAL BANK OF CHICAGO



                                      By:     /s/ J. Garland Smith
                                              -------------------------------
                                      Name:       J. Garland Smith
                                              -------------------------------
                                      Title:      Managing Director
                                              -------------------------------






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                                      HARRIS TRUST AND SAVINGS BANK



                                      By:     /s/ Ronald L. Dell'Artino
                                              -------------------------------
                                      Name:       Ronald L. Dell'Artino
                                              -------------------------------
                                      Title:      Vice President
                                              -------------------------------


                                      FLEET NATIONAL BANK



                                      By:     /s/ Michael A. Pandolfi
                                              -------------------------------
                                      Name:       Michael A. Pandolfi
                                              -------------------------------
                                      Title:      Vice President
                                              -------------------------------


                                      BANK OF SCOTLAND



                                      By:     /s/ Catherine M. Oniffrey
                                              -------------------------------
                                      Name:       Catherine M. Oniffrey
                                              -------------------------------
                                      Title:      Vice President
                                              -------------------------------



                                      THE NORTHERN TRUST COMPANY



                                      By:     /s/ Robert Dwortz
                                              -------------------------------
                                      Name:       Robert Dwortz
                                              -------------------------------
                                      Title:      Officer
                                              -------------------------------


                                      SOCIETE GENERALE



                                      By:     /s/ Joseph A. Philbin
                                              -------------------------------
                                      Name:       Joseph A. Philbin
                                              -------------------------------

                                      Title:      Vice President
                                              -------------------------------